UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

L & L ENERGY, INC.

(Exact name of registrant in its charter)

Nevada	91-2103949

(State of incorporation or organization)	( I.R.S. Employer Identification No.)

130 Andover Park East, Suite 101
Seattle, WA	98188

(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered:	Name of each exchange on which
each class is to be registered:

Common Stock, par value $0.001 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. x

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. o

Securities Act registration statement file number to which this form relates:

Securities to be registered pursuant to Section 12(g) of the Act:

(Title of class)

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

     This Registration Statement on Form 8-A is being filed in connection with the listing of the common stock, par value $0.001 per share (the “Common Stock”), of L & L Energy, Inc., a Nevada corporation (the “Registrant”) on The Nasdaq Stock Market LLC under the symbol “LLEN”.

     A description of the Registrant’s Common Stock is set forth under the caption “Description of Securities To Be Registered” in the Registrant’s Registration Statement on Form S-1 (File No. 333-164229), initially filed with the Securities and Exchange Commission (the “Commission”) on January 6, 2010, as amended from time to time (“the Registration Statement”), and is incorporated herein by reference. In addition, the above-referenced description of the Common Stock included in any prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated herein by reference.

Item 2. Exhibits.

     Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the NASDAQ Stock Market LLC, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

L & L Energy, Inc. (Registrant)

Date: February 12, 2010

By: /s/ Dickson V. Lee Dickson V. Lee Chief Executive Officer